UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2016

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15181	04-3363001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1272 Borregas Avenue

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 822-2000

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of Material Definitive Agreement.

On September 19, 2016, Fairchild Semiconductor International, Inc., a Delaware corporation (“Fairchild”) and Fairchild Semiconductor Corporation, a Delaware corporation, repaid in full (except for existing contingent reimbursement obligations under an existing letter of credit) all indebtedness and other amounts outstanding and owing under that certain credit facility, dated as of September 26, 2014 and as thereafter amended, by and among Fairchild, Fairchild Semiconductor Corporation, various lenders from time to time party thereto, and Bank of America, N.A., as administrative agent (the “Credit Agreement”), and terminated the Credit Agreement, except with respect to such existing letter of credit issued under the Credit Agreement, obligations under which remain outstanding. Fairchild paid an aggregate of $200,190,146.27 to repay all other outstanding amounts under the Credit Agreement. Fairchild’s obligations under the Credit Agreement were guaranteed by certain of its domestic subsidiaries and were secured by a pledge of 100% of the equity interests in its material domestic subsidiaries and 65% of the equity interests of certain of its first-tier non-U.S. subsidiaries. In connection with the termination of the Credit Agreement, all other related loan documents were terminated and all liens and encumbrances granted by Fairchild and its subsidiaries in favor of the lenders and agent were terminated and released, except for such loan documents under the existing letter of credit and corresponding liens and encumbrances, which remain in force.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on November 18, 2015, Fairchild entered into an Agreement and Plan of Merger (the “Merger Agreement”), with ON Semiconductor Corporation, a Delaware corporation (“ON Semiconductor”), and Falcon Operations Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ON Semiconductor (“Merger Sub” or “Purchaser”). Pursuant to the Merger Agreement, on December 4, 2015, Merger Sub commenced a tender offer to purchase any and all of the outstanding shares of common stock, par value $.01 per share, of Fairchild (the “Shares”), at a price of $20.00 per Share (the “Offer Price”), net to the seller in cash, without interest, less any applicable withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 4, 2015 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal,” and together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, the “Offer”), filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Schedule TO originally filed with the U.S. Securities and Exchange Commission (the “SEC”) by ON Semiconductor on December 4, 2015.

The Offer and related withdrawal rights expired one minute following 11:59 p.m., New York City time, on September 16, 2016. Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary”), has advised ON Semiconductor and Merger Sub that a total of 87,979,761 Shares were validly tendered and not validly withdrawn pursuant to the Offer as of the Expiration Date (as defined in the Offer), representing approximately 76.6% of the outstanding Shares. In addition, notices of guaranteed delivery have been delivered for 7,327,977 Shares, representing approximately 6.4% of the outstanding Shares. All conditions to the Offer having been satisfied, on September 19, 2016, Merger Sub accepted for payment all Shares validly tendered and not validly withdrawn prior to the Expiration Date, and payment of the Offer Price for such Shares will be made by the depositary.

On September 19, 2016 (the “Closing Date”), pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into Fairchild, with Fairchild continuing as the surviving corporation (the “Merger”). Upon completion of the Merger, Fairchild became a wholly owned subsidiary of ON Semiconductor. Pursuant to the Merger Agreement, each Share outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Shares held by Fairchild as treasury stock (or by any wholly owned subsidiary of Fairchild) or held by Parent or Purchaser (or by any wholly owned subsidiary of Parent) or Shares owned by any stockholders who have properly exercised their appraisal rights under Section 262 of the DGCL in connection with the Merger) was canceled and automatically converted at the Effective Time into the right to receive an amount in cash equal to the Offer Price, without interest (the “Merger Consideration”).

In addition, each option to purchase Shares that was outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, became fully vested (to the extent unvested) and was converted at the Effective Time into the right to receive an amount in cash equal to the product obtained by multiplying (a) the excess, if any, of the Merger Consideration over the exercise price per Share of such stock option by (b) the total number of Shares subject to such stock option, less any applicable withholding taxes. Each restricted stock unit award in respect of Shares that was outstanding immediately prior to the Effective Time became fully vested (to the extent unvested) and was converted at the Effective Time into the right to receive an amount in cash equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the total number of Shares subject to such restricted stock unit award, less any applicable withholding taxes. Each performance unit award in respect of Shares that was outstanding immediately prior to the Effective Time became fully vested (to the extent unvested) and was converted at the Effective Time into the right to receive an amount in cash equal to the product obtained by multiplying (x) the Merger Consideration by (y) the total number of shares subject to such performance unit award, less any applicable withholding taxes. Each deferred stock unit award in respect of Shares that was outstanding immediately prior to the

Effective Time became fully vested (to the extent unvested) and was converted at the Effective Time into the right to receive an amount in cash equal to the product obtained by multiplying (x) the Merger Consideration by (y) the total number of shares subject to such deferred stock unit award, less any applicable withholding taxes.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 19, 2016, in connection with the consummation of the Merger, Fairchild notified The NASDAQ Stock Market (“NASDAQ”) that the Merger had been consummated, and requested that the trading of Shares on NASDAQ be halted prior to market open on the Closing Date and that the listing of the Shares on NASDAQ be withdrawn. In addition, Fairchild requested that NASDAQ file with the SEC a notification on Form 25 to report the delisting of the Shares from NASDAQ and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Fairchild intends to file with the SEC a Form 15 suspending Fairchild’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01, Item 5.01 and Item 5.03 of this Current Report on 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on the Closing Date, a change in control of Fairchild occurred and Fairchild is now a wholly owned subsidiary of ON Semiconductor. The information set forth under Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, effective as of the Effective Time, each of Charles P. Carinalli, Randy W. Carson, Terry A. Klebe, Anthony Lear, Catherine P. Lego, Kevin J. McGarity, Bryan R. Roub, Ronald W. Shelly and Mark S. Thompson resigned as members of Fairchild’s board of directors and, effective as of the Effective Time, each of Keith D. Jackson, Bernard Gutmann and George H. Cave became members of the board of directors of Fairchild.

Following the Effective Time, each of Mark S. Thompson (Chairman, President and Chief Executive Officer), Mark S. Frey (Executive Vice President, Chief Financial Officer and Treasurer), Paul D. Delva (Senior Vice President, General Counsel and Corporate Secretary), Chris Allexandre (Senior Vice President, Worldwide Sales and Marketing) and Gaurang Shah (Senior Vice President, Analog Power Group) were removed as officers of Fairchild by the board of directors of Fairchild. Immediately following such removal, Keith D. Jackson was appointed as the President of Fairchild, Bernard Gutmann was appointed as Treasurer of Fairchild and George H. Cave was appointed as Secretary of Fairchild.

Information about the directors and officers designated for appointment by Purchaser was previously disclosed in the Offer to Purchase and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of Fairchild were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Merger Sub in effect immediately prior to the effective time of the Merger, subject to changes necessary to change the name of the surviving corporation and certain provisions with respect to director and officer indemnification required by the Merger Agreement to remain in effect following the closing. The amended and restated certificate of incorporation and amended and restated bylaws of Fairchild are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 8.01	Other Events.

On September 19, 2016, ON Semiconductor and Fairchild issued a joint press release relating to the consummation of the transactions contemplated by the Merger Agreement. The press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 18, 2015, by and among ON Semiconductor, Falcon Operations Sub, Inc. and Fairchild Semiconductor International, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Fairchild Semiconductor International, Inc. with the SEC on November 18, 2015).

3.1	Amended and Restated Certificate of Incorporation of Fairchild Semiconductor International, Inc.

3.2	Amended and Restated Bylaws of Fairchild Semiconductor International, Inc.

99.1	Press Release dated September 19, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fairchild Semiconductor International, Inc.

Date: September 19, 2016	/s/ Bernard Gutmann
Bernard Gutmann
Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 18, 2015, by and among ON Semiconductor, Falcon Operations Sub, Inc. and Fairchild Semiconductor International, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Fairchild Semiconductor International, Inc. with the SEC on November 18, 2015).

3.1	Amended and Restated Certificate of Incorporation of Fairchild Semiconductor International, Inc.

3.2	Amended and Restated Bylaws of Fairchild Semiconductor International, Inc.

99.1	Press Release dated September 19, 2016.